UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 26, 2005

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1345 Avenue of the Americas, New York, New York		10105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Not applicable.

Item 1.02.	Termination of a Material Definitive Agreement.

Not applicable.

Item 1.03.	Bankruptcy or Receivership.

Not applicable.

Section 2.	Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 2.02.	Results of Operations and Financial Condition.

Not applicable.

Item 2.03.	Creation of a Direct Financial Obligation or
an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Not applicable.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Not applicable.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Not applicable.

Item 2.06.	Material Impairments.

Not applicable.

Section 3.	Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Not applicable.

Item 3.02.	Unregistered Sales of Equity Securities.

Not applicable.

Item 3.03.	Material Modification to Rights of Security Holders.

Not applicable.

Section 4.	Matters Relating to Accountants and Financial Statements

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or
a Related Audit Report or Completed Interim Review.

Not applicable.

Section 5.	Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.

Not applicable.

Item 5.02.	Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.

Not applicable.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Not applicable.

Item 5.04.	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

Not applicable.

Item 5.05.	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Section 6.	[Reserved]

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

Not applicable.

Section 8.	Other Events

Item 8.01.	Other Events.

On July 26, 2005, the National Association of Securities Dealers, Inc. (“NASD”) notified Sanford C. Bernstein & Co., LLC (“SCB LLC”), a wholly-owned subsidiary of Alliance Capital Management L.P. (“Alliance Capital”), and an SCB LLC research analyst that the NASD enforcement staff was considering recommending that proceedings be commenced against SCB LLC and the analyst (this notification typically is called a “Wells Notice”). The analyst had written research reports that announced the suspension of SCB LLC’s and the analyst’s coverage of certain securities, and the analyst subsequently sold personal holdings in the same securities.  Prior to joining SCB LLC, the analyst received the securities as compensation while employed by the issuers of those securities.  The NASD claims that SCB LLC and the analyst violated NASD rules that restrict personal trading by research analysts.  SCB LLC has reached an agreement in principle with the NASD to resolve any claims involving SCB LLC, and Alliance Capital has recorded a $350,000 charge against third quarter 2005 earnings in connection therewith.  Claims involving the analyst have not been resolved.

On July 26, 2005, the New York Stock Exchange, Inc. (“NYSE”) gave a Wells Notice to each of approximately 20 member firms, including SCB LLC, claiming that the firms violated NYSE rules by failing to properly identify certain short sale transactions as short sales in Electronic Blue Sheet submissions.  For SCB LLC, the Wells Notice relates to submissions in 2003 and prior periods affected by a coding problem in an electronic reporting system.  That problem was corrected in September 2003, shortly after it was identified.  Since that time, SCB LLC believes that it has been operating in compliance with NYSE regulations relating to Electronic Blue Sheet submissions.  On September 26, 2005, SCB LLC entered into a Stipulation of Facts and Consent to Penalty with the NYSE, which has been submitted to an NYSE hearing panel for approval.  Alliance Capital has recorded a $150,000 charge against third quarter 2005 earnings in connection with this matter.

On September 16, 2005, the U.S. Securities and Exchange Commission (“SEC”) gave a Wells Notice to Alliance Capital claiming that Alliance Capital aided and abetted violations of Section 19(a) of the Investment Company Act of 1940, as amended, by the Alliance All-Market Advantage

Fund and the Spain Fund.  Section 19(a) requires disclosure of the character (e.g., return of capital) of dividend distributions by investment companies and the Wells Notice alleged that these funds did not provide the required disclosure.  The funds revised their dividend disclosures in 2004 in response to the SEC’s review of this matter and Alliance Capital believes the disclosures now fully comply with the requirements of Section 19(a).  Alliance Capital has reached an agreement in principle with the SEC to resolve this matter, and Alliance Capital has recorded a $450,000 charge against third quarter 2005 earnings in connection therewith.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial statements of businesses acquired.

None.

	(b)	Pro forma financial information.

None.

	(c)	Exhibits.

		99.23	Alliance Holding is furnishing the News Release it issued on October 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

Dated: October 14, 2005	By:	Alliance Capital Management
Corporation, General Partner

	By:	/s/ Adam R. Spilka
Adam R. Spilka
Senior Vice President,
Counsel and Secretary